EXHIBIT 1.1

                                     FORM OF
                            DEALER MANAGER AGREEMENT





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                 1,500,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                                       of

                             ICON Income Fund Eight
                        (a Delaware Limited Partnership)

                            DEALER-MANAGER AGREEMENT
                            ------------------------

                              ______________, 1998

ICON Securities Corp.
600 Mamaroneck Avenue
Harrison, New York 10528

Dear Sirs:

    Reference is made to the enclosed Prospectus (the "Prospectus") relating to the offering by ICON Income Fund Eight, an equipment leasing program consisting of two limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B")(collectively, "the Partnerships", or, individually, "a Partnership"), of Limited Partnership Interests in units of $100 each (the "Units"). The Units and the terms upon which they are offered are more fully described in the Prospectus.

    We are entering into this Agreement with you as exclusive managing sales agent ("Dealer-Manager") pursuant to which you are authorized to (1) select and provide sales support to a group of securities broker-dealers (the "Selling Dealers") which are members of the National Association of Securities Dealers, Inc. (the "NASD") and (2) to offer directly to the general public, in each case to offer, on a best efforts basis, a Total Maximum Offering of up to 1,500,000 units of limited partnership interest in the Partnership (the "Units").

    Each Selling Dealer selected by you is authorized by its Selling Dealer Agreement, and you are hereby authorized, to find purchasers for the Units which satisfy the suitability standards set forth in the Prospectus during the Offering Period (as defined below) and which are acceptable to the Partnership. The date on which the offering shall terminate is the earlier of (i) the last day of the twenty-four (24) month period which begins on the Effective Date (as defined in the Prospectus) of the Registration Statement (with the offering of Units in certain states for more than 12 months subject to the permission of the state securities commission of such respective states) or (ii) the date on which all Units available for sale are fully subscribed, unless the Offering is earlier terminated (with notice to you) by the General Partner (hereinafter called the "Termination Date"). The period between the Effective Date of the Registration Statement and the Termination Date is hereinafter called the "Offering Period." Each date on which any Limited Partner (other than the Original Limited Partner) is admitted to the Partnership is hereinafter called a "Closing Date."

    This Agreement shall become effective (i) at 12:01 A.M., New York City time, on the first full business day after the Effective Date, or (ii) upon the release of the Units for offering, whichever is earlier. The time of the release of the Units for offering is the publication after the Effective Date of the first newspaper advertisement relating to the Units or the time of the first mailing of copies of the final Prospectus, whichever is earlier. Each of us agrees to notify the other immediately after it shall have taken any action by release or otherwise, whereby this Agreement shall have become effective. This Agreement may be terminated by the Partnership at any time before it becomes effective without liability to the Partnership or any Partner thereof (as defined therein).

    The Partnership will accept subscriptions for the Units subject to the Partnership's right to terminate the Offering Period at any time without notice and to reject any subscription in whole or in part, in its sole discretion. The acceptance of subscriptions is further subject to the following terms and conditions:


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    1. Appointment as Dealer-Manager. We hereby authorize you to act as a
Dealer-Manager during the Offering Period and, on a "best efforts" (and not "firm underwriting") basis only, to offer Units directly, and to enter into Selling Dealer Agreements on behalf of the Partnership authorizing each such Selling Dealer to offer, to potential investors which (a) satisfy the investor suitability standards (i) set forth in the Prospectus as well as (ii) under applicable state laws and (iii) the NASD Rules of Fair Practice and (b) are acceptable to the Partnership ("Eligible Investors"). As Dealer Manager, you will act as an independent contractor and not as our agent or as agent for the Partnership in connection with your solicitation of subscriptions for Units and will therefore be responsible for assuring that each subscriber satisfies all such requirements. You agree that you will not make representations or give information which is not (x) contained in the Prospectus or in supplemental sales literature specifically authorized for use in the manner described in
Section 5 of this Agreement or (y) consistent with the representations and information contained therein.

    2. Subscriptions for Units. You shall (a) find Eligible Investors for the Units, (b) keep records of the basis for each determination by a member of, or person associated with, your firm of a subscriber's suitability and (c) promptly forward each fully completed and executed copy of the Subscription Agreement, as signed by each subscriber and countersigned by a supervisory representative of your firm, together with the related subscription payment (in the form of a check made payable to " ICON Income Fund Eight Escrow Account" pending receipt and acceptance by the General Partner of subscriptions for 37,500 Units and thereafter in the form of a check made payable to "ICON Income Fund Eight Subscription Account") to:

                        ICON Capital Corp.
                        600 Mamaroneck Avenue
                        Harrison, New York 10528

    Each Subscription Agreement and related subscription payment shall be forwarded by your firm to us at the foregoing address no later than noon of the next business day after receipt from your customer by any member of, or person associated with, your firm of such payment, unless such Subscription Agreement and payment are first forwarded to another of your offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. (Notwithstanding the foregoing, any investor's check not properly completed as described above shall be promptly returned to such investor not later than the next business day following your receipt of such check). Each subscription so received by the General Partner will subject to acceptance or rejection by it by the end of the next business day. Each such subscription payment received by us and accepted by the General Partner will be transmitted, as soon as practicable, but in any event by the end of the second business day following our receipt thereof, to The Bank of New York (NJ), White Plains, New York (the "Escrow Agent") for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation which shall be an escrow account in the name of Escrow Agent pending the Initial Closing Date and will be a segregated subscription account of the Partnership thereafter. We undertake to promptly return directly to you for return to any of your customers whose subscriptions are not accepted by the General Partner, their Subscription Agreements together with the related, uncashed subscription payments within two business days of our receipt of same. Unless and until an event requiring a refund occurs, a subscriber will have no right to withdraw his subscription payments from escrow. The General Partner has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as a purchaser any person for any reason whatsoever or no reason.

    Unless subscriptions for at least 12,000 Units (excluding ten (10) Units originally subscribed for by the Original Limited Partner) are received and accepted by the General Partner on or before the Termination Date, the Partnership will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction, and the offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for 12,000 Units (excluding the above referenced ten (10) Units owned by the Original Limited Partner) the General Partner will notify the Escrow Agent that Schedule A to the Partnership Agreement has been amended to admit as Limited Partners subscribers (other than those who are residents of the Commonwealth of Pennsylvania, which requires that a minimum of 37,500 Units must be sold before such residents'



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subscription payment may be released from escrow) for whom subscriptions have been accepted, and the Escrow Agent is to pay over promptly to the Partnership the amount of all of such subscribers' subscription payments then on deposit and shall distribute interest earned on each subscription payment to the subscribers entitled to interest earned on his subscription. The date on which such admission of Limited Partners shall occur is hereinafter called the "Initial Closing Date." Under regulations of the the Commonwealth of Pennsylvania, until subscriptions for 5% (or $3,750,000) of the Maximum Offering have been received, the subscription payments of Pennsylvania residents must be held in escrow. After subscriptions for the residents of all jurisdictions including Pennsylvania have been received, all remaining subscriptions then being held in escrow will be released from escrow upon the next Closing Date and the applicable subscribers admitted to the Partnership as Limited Partners (in the manner described in the preceding sentence). Following the Initial Closing Date, the General Partner will continue to accept subscriptions for additional Units during the remainder of the Offering Period and to admit to the Partnership as Limited Partners subscribers whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the General Partner, with the anticipation that Closings subsequent to the Initial Closing will occur as frequently as daily.

    The Partnership, by its acceptance of this Agreement, agrees to pay you the following compensation:

    a) Sales Commissions in an amount equal to 8.0% of the total purchase price of all Units sold through your efforts, except for the following types of Unit sales to officers, employees and securities representatives of the General Partner, its Affiliates and each Selling Dealer ("Affiliated Limited Partners") may purchase Units for a Net Unit Price of $92.00 per Unit and 92% of $.01 for each 1/10,000th of a Unit purchased (rounded to the next highest $.01) as to which no Sales Commissions are payable. Purchases of Units by Affiliated Limited Partners shall be for investment purposes only and not with a view toward resale.

    (b) an Underwriting Fee equal to 2.0% of the Gross Unit Price of every Unit actually sold by you, your registered representatives and registered representatives of all Selling Dealers for your services in supervising the sale of Units and to reimburse you, on a non-accountable basis, for wholesaling fees and expenses of the Sponsor and

    (c) reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (A) 1/2 of 1% of the Gross Offering Proceeds or (B) the maximum amount permitted to be paid under the NASD Rules of Fair Practice.

    The total marketing compensation to be paid to you in connection with the offering for sale of Units of the Partnership, including Sales Commissions (equal to 8.0% of the Gross Offering Proceeds of all Units sold by you or your representatives) and Underwriting Fees (equal to 2.0% of the Gross Offering Proceeds of all Units sold) shall not exceed 10.0% of the Gross Offering Proceeds from sale of Units and the total of such Sales Commissions, Underwriting Fees and reimbursable due diligence fees and expenses (if any), shall not exceed 10.5% of the Gross Offering Proceeds from sale of Units.

    All such compensation will be paid by the Partnership within 30 days after each Closing Date in respect of subscriptions submitted by investors who were admitted to the Partnership on such Closing Date. In addition, you will be entitled to reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (a) 1/2 of 1% of the Gross Offering Proceeds or (b) the maximum amount permitted to be paid under the National Association of Securities Dealers, Inc. (the "NASD")'s Rules of Fair Practice (the "NASD Rules"). Notwithstanding the foregoing, no compensation will be paid in respect of subscriptions (or portions thereof) which have been rejected by the General Partner, or in the event the Minimum Offering for 12,000 Units is not successfully completed.

    Sales Commissions with respect to Units actually sold by you or your registered representatives and Underwriting Fees with respect to all Units sold (by you or by ally Selling Dealers) will be due and payable to you within 30 days of each Closing Date (as hereinafter defined) on which the purchasers of such Units are admitted as Limited Partners and, to the extent that such commissions



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are advanced (which they shall be only for bona fide transactions as referenced in Section 5(b)(3) of Appendix F to Section 34, Article III, of the NASD's Rules) prior to a Closing Date (with respect to sales of Units actually sold by you), such payments shall be deemed advances which shall be returnable by you, in the event that, for any reason, such Closing Date does not occur. "Qualified Units" shall mean only those Units for which the particular state in which the Units are sold does not (i) require that more than 12,000 Units be sold before subscribers from such state may be admitted as Limited Partners or (ii) prohibit the payment of commissions with respect to sales of such Units, provided, however, when the aggregate number of Units sold exceeds the requirements of the particular state with respect to (i) and/or (ii) above, such Units shall become Qualified Units.

    3. Termination of Agreement. The provision of this Agreement relating to the offering of the Units shall terminate as to the Partnership upon the completion of the Offering Period, and may be terminated by you or us as specified in
Section 10 of this Agreement, subject to the survival of all provisions hereof which by their nature are intended to survive termination of this Agreement.

    4. Limitations on Payments. You agree that neither you nor any salesperson under your control shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the normal sales commission payable to any properly licensed person for selling Units. In addition, you agree not to receive any rebates or give-up or participate in any reciprocal business arrangements (other than the securities distribution arrangements specified in the Prospectus) which would violate any restriction on the Partnership contained in the Prospectus.

    5. Supplementary Sales Material. You agree that you will not use any supplementary sales material other than the Prospectus (including, inter alia, transmittal letters, underwriting memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts, pictures, written scripts or outlines), whether prepared to solicit sales to prospective investors or for the exclusive use of you and your personnel, except as supplied by the Partnership and described under the caption "Supplemental Literature" in the Prospectus, or otherwise specifically described in a written advice from the Partnership authorizing the type and manner of use. The use of any such other supplementary sales material is expressly prohibited except to the extent specified in any such written advice.

    6. Right To Sell. Notwithstanding any information furnished or any action taken by us in that connection, we shall have no obligation or liability with respect to the registration or qualification of the Units in any jurisdiction or the qualification or right of you or any Selling Dealer to sell or advertise them therein.

    7. Limited Obligations. Nothing herein contained shall constitute a partnership, association or other separate entity or partners between or among you, and/or any Selling Dealer and the Partnership, or with each other, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933 (the "Act"), and no other obligations on our part shall be implied hereby or inferred herefrom.

      (a) Notwithstanding anything to the contrary provided hereinbelow, the Partnership will indemnify and hold you harmless in the manner and solely to the extent specified in Section 6 of the Partnership Agreement (the terms of which are incorporated herein by reference) against any losses (including any claims of any Selling Dealers), damages or liabilities, joint or several, to which you may become subject as a result of entering into, or performing your duties under, this Agreement.

      (b) You agree to indemnify and hold harmless ICON Capital Corp., in its capacity as General Partner of the Partnership ("ICON") and the Partnership against any losses, claims, damages or liabilities to which ICON and the Partnership may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged



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    omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any Preliminary Prospectus or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to ICON by you expressly for use therein; and to reimburse the Partnership in connection with investigating or defending any such action or claims.

    The indemnity agreement in this paragraph (b) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each partner of the Partnership, and to each person, if any, who controls the Partnership within the meaning of the Act.

      (c) Promptly after receipt by an indemnified party under paragraph (a) or
    (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection
    (a) of this Section 6 is unavailable in accordance with its terms, the Partnership and you shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by said indemnity agreement incurred by the Partnership and you (or any controlling person), in such proportions as is appropriate to reflect the relative benefits received by the Partnership on the one hand and you on the other from the offering of the Units; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to receive the notice required under subsection (a) of this Section 6 or is not entitled to receive the indemnification provided for in subsection (a) of this Section 6 because of the second provision thereof, then the relative fault of the Partnership and you in connection with the statement or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Partnership on the one hand and you on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (net of Underwriting Fees and Sales Commissions but before deducting the O & O Expense Allowance or Reserves) received by the Partnership bears to the Underwriting Fees and Sales Commissions received by you, as set forth in the Table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact, such statement or omission relates to information supplied by the Partnership or you and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission including, with respect to you, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result from the fact that you sold Units to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Partnership has complied with Section 5 hereof. The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against or appearing as a third party witness in any such action or claim. Notwithstanding the provisions of this subsection (d), you shall



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    not be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by you were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. In addition, certain states may also impose limitations or indemnifications given or received in a public offering. For purposes of this subsection (d), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as you shall have.



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    8. Representations, Warranties and Covenants of Dealer-Manager.

      (a) Qualification of Dealer-Manager and its Representatives. You represent, warrant and covenant that you are, and during the Offering Period will continue to be, (i) a member in good standing of the NASD and (ii) registered as a securities broker-dealer in those jurisdictions wherein members of, or persons associated with, your firm will offer or sell the Units. You also represent, warrant and covenant that, during the Offering Period, you will only permit members of, or persons associated with, your firm to offer or sell Units if such persons are duly registered or licensed to sell direct participation program investments by, and in good standing with, the NASD and those jurisdictions wherein they will offer or sell Units. You hereby certify that neither your firm nor any member of your firm has been subject to fine, a consent decree or suspension of your or their licenses within the last three (3) years, for violation of federal or state securities or regulations. You also hereby certify that you will promptly advise the President of ICON Capital Corp. of any civil or administrative proceedings during the Offering Period involving alleged violations of such laws or regulations.

      (b) Investor Suitability and Minimum Investment. You further represent, warrant and covenant that no member of, or person associated with your firm, shall offer or sell Units in any jurisdiction except to investors who satisfy the investor suitability and minimum investment requirements under the applicable provisions of the Prospectus or the laws of such jurisdiction (if they are more restrictive). You hereby acknowledge your firm's obligations pursuant to NASD Rules, in general and Appendix F of such Rules, in particular. Specifically, you agree to ensure that, in recommending the purchase, sale or exchange of Units to an investor, each member of, or person associated with, your firm shall have reasonable grounds (as required by Section 3(b) of Appendix F) to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known to such member of, or person associated with, your firm, that (i) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Partnership; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Units in the amount proposed, including loss, and lack of liquidity of, of such investment; and (iii) an investment in Units is otherwise suitable for such investor. You further represent, warrant and covenant that you will: (x) require each member of, or person associated with your firm, to make diligent inquiry as to the suitability and appropriateness of an investment in Units from each proposed investor, (y) retain in your records for a period equal to the longer of (A) six years from the date of the applicable sale of Units or (B) five years from the end of the Offering Period (or such longer period as is provided in Section 8 hereof), and (z) make available to us and the Partnership, upon request, (and upon your firm's receipt of an appropriate document subpoena from one of the following, to representatives of the SEC, NASD and applicable state securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Units pursuant to a subscription solicited by your firm, whether such records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. You shall not purchase any Units for a discretionary account without obtaining the prior written approval of your customer and his signature on a Subscription Agreement.

      (c) Due Diligence; Adequate Disclosure. By signing below and signing each Subscription Agreement, you hereby acknowledge (or reaffirm, in the latter case) that, prior to entering into this Agreement, your firm satisfied itself that it has reasonable grounds to believe, based on information and other relevant materials made available to you by the Partnership, that all material facts are adequately and accurately disclosed and provide a basis for evaluation of an investment in the Units (as is provided in Sections 4(a), (b) and (c) of Appendix F). In determining the adequacy of the disclosed facts you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the
    Partnership: (i) items of compensation; (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the General Partner; (v) the Partnership's conflicts and risk factors and (vi) appraisals and other pertinent reports. You further acknowledge that you did not, and may not, rely upon the investigation conducted by us in our capacity as Dealer-Manager (because of our affiliation with the General Partner) or by any other Selling Dealers, unless in the latter case all of the conditions set forth in Section 4(c) of Appendix F have been met.

      (d) Compliance with the NASD Rules of Fair Practice. You also hereby agree that you will require each member of, or person associated with, your firm to inform any prospective purchaser of Units, prior to his subscription for Units, of all pertinent facts relating to the liquidity and marketability of an investment in Units during the term of the investment (as provided in Section 4(d) of Appendix F). You also hereby agree to fully comply with all pertinent sections of Article III of the NASD Rules, including, without limitation, Sections 8, 24 and 36 thereof.

      (e) Record-Keeping and Disclosure. You further agree to keep such records with respect to each investor, his suitability and the amount of Units sold and retain such records for such period of time as may be required by the U.S. Securities and Exchange Commission (the "Commission"), any state



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    securities commission, the NASD or by the Partnership. You agree to obtain and to forward to the Partnership any representation letters or related documents, if any, as are set forth in the Subscription Instructions in Exhibit C to the Prospectus.

      (f) Delivery of the Prospectus in connection with sale of Units. You hereby represent, covenant and agree that no representative of your firm shall sell, and your firm shall not endorse and forward any Subscription Agreement to signify the completion of a subscription for, any Units unless, in connection therewith, the proposed subscriber for such Units has received a current copy of the Prospectus at or prior to the time that such person has signed his or her Subscription Agreement. Your firm acknowledges and agrees that such proposed subscriber shall not be admitted to the Partnership and Units issued until the later of (a) the next succeeding Closing Date or (b) five business days after the date such proposed subscriber received a copy of the Prospectus (which shall be determined by the General Partner by the date on which such proposed subscriber signed the Subscription Agreement).

      (g) Compliance with SEC Reg. 240.15c2-8 You hereby (a) represent that neither you nor any person associated with your firm solicited customers' orders for Units prior to the Effective Date; (b) represent and agree to take all reasonable steps to make available a copy of the final Prospectus relating to such securities to each person associated with your firm who is expected, after the Effective Date, to solicit customers orders for Units prior to the making of any such solicitation by such associated persons; (c) agree to take reasonable steps, as managing underwriter of this Offering, to furnish each Selling Dealer with sufficient copies, as requested by them, of the the final Prospectus to enable them to comply with paragraphs (b), (c),
    (d) and (e) of SEC Reg. 240.15c2-8 and the prospectus delivery requirements of Section 5(b)(1) and (2) of the Securities Act of 1933; and (d) agree that neither you, nor any person associated with your firm, will furnish Prospectuses to any person in any state (e.g. in any state (i) listed as not cleared on the Blue-Sky Survey of the Sponsor or (ii) in which your firm or any person associated with your firm who solicits offers to buy or offers to sell Units is not currently registered); provided, however, that this provisions is not to be construed to relieve you from complying with the requirements of Section 5(b)(1) and (2) of the Securities Act of 1933. You hereby acknowledge that Prospectuses shall not be furnished by you or any person associated with your firm to any prospective customer while the registration statement is subject to an examination, proceeding, or stop order pursuant to Section 8 of the Securities Act of 1933.

    9. Representations, Warranties and Covenants of the Partnership.

      (a) A registration statement, including a form of the prospectus and one or more amendments thereto with respect to the Units has been (i) prepared by the Partnership in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Commission thereunder and (ii) filed with the Commission under the Act. Copies of the registration statement and each amendment heretofore filed or proposed to be filed (and of each related preliminary prospectus) have been delivered to you. The registration statement and the prospectus, as amended at the time the registration statement becomes effective (the "Effective Date"), are herein respectively called the "Registration Statement" and "Prospectus," except that if the prospectus first filed by the Partnership pursuant to Rule 424(b) under the Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).

      (b) The Commission has not issued any order preventing or suspending the use of any preliminary Prospectus. The Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Partnership makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by you expressly for use therein.

      (c) ICON Capital Corp., the General Partner of the Partnership ("ICON"), has been duly incorporated in the State of Connecticut and is validly existing and in good standing under the laws of the State of Connecticut with power and authority (corporate and other) to conduct its business and own its properties as described in the Prospectus.

      (d) The Partnership has been duly organized and is validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as described in the Prospectus.

      (e) On each Closing Date (as hereinafter defined), the Units will conform to all statements with regard thereto contained in the Prospectus, and the Partnership will have the authorized and issued capitalization as set forth in the Prospectus.

      (f) Except as reflected in or contemplated by the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition of the Partnership or ICON, financial or otherwise, or any transactions entered into by the Partnership or ICON, other than transactions in the ordinary course of business, which are not required to be disclosed in the Registration Statement or the Prospectus.

      (g) The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Partnership and ICON as of the dates specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently maintained throughout the periods involved; and KPMG Peat Marwick LLP, who have certified such financial statements, are independent public accountants as required by the Act and Rules and Regulations.

      (h) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Partnership of this Agreement or the issuance and sale by the Partnership of the Units, except such as may be required under the Act or state securities laws.

      (i) There are no actions, suits or proceedings pending, or to the knowledge of the Partnership, threatened against the Partnership, ICON or any of their property, at law or in equity or before or by any federal or state Commission, regulatory body or administrative agency or other governmental body, domestic or foreign, in which any adverse decision might have a materially adverse effect on the business or property of the Partnership or ICON.

      (j) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Partnership or ICON is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or ICON or any of their property, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under the applicable securities laws and subject to the provisions and application of any insolvency, bankruptcy or similar laws for the relief or benefit of debtors generally and to the limitations on equitable relief.

      (k) The Partnership has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

      (l) At the time of the delivery of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

      (m) There are no contracts or other documents which are required to be filed as Exhibits as to the Registration Statement which have not been so filed.

    10. Notice of Termination. This Agreement may be terminated by you or by us by giving written, cable or telex notice 10 days in advance of your or our intention to terminate; provided, however, that any rights to receive commissions in respect of sales of Units made prior to such termination and any rights to indemnification or contribution hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (includin, but not limited to, the suitability record retention and disclosure covenants contained in Section 8(b) above), shall survive such termination.

    11. Governing Law. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State.

    Please acknowledge acceptance of the terms hereof by signing the two enclosed copies of this letter and returning the same to us, whereupon this letter and your acceptance hereof shall constitute a binding agreement between us as of the date first above written. We will then supply to you for your files one of such copies signed by the Partnership and the General Partner.

                          The Partnership:

                          ICON Income Fund Eight, consisting of ICON Income Fund Eight A L.P. and ICON Income Fund Eight B L.P.
                          (the "Partnerships")

                          By: ICON Capital Corp., its General Partner


                          By: _________________________________________
                              Beaufort J. B. Clarke, President


                          The Dealer-Manager:
                          -------------------
                          ICON Securities Corp.


                          By: __________________________________________
                              Thomas W. Martin, Executive Vice President

                                   Exhibit A

              Jurisdictions in which Selling Dealer is Qualified




(__)  Alabama                 (__)  Kentucky         (__)  North Dakota
(__)  Alaska                  (__)  Louisiana        (__)  Ohio
(__)  Arizona                 (__)  Maine            (__)  Oklahoma
(__)  Arkansas                (__)  Maryland         (__)  Oregon
(__)  California              (__)  Massachusetts    (__)  Pennsylvania
(__)  Colorado                (__)  Michigan         (__)  Puerto Rico
(__)  Connecticut             (__)  Minnesota        (__)  Rhode Island
(__)  Delaware                (__)  Mississippi      (__)  South Carolina
(__)  District of Columbia    (__)  Missouri         (__)  South Dakota
(__)  Florida                 (__)  Montana          (__)  Tennessee
(__)  Georgia                 (__)  Nebraska         (__)  Texas
(__)  Hawaii                  (__)  Nevada           (__)  Utah
(__)  Idaho                   (__)  New Hampshire    (__)  Vermont
(__)  Illinois                (__)  New Jersey       (__)  Virginia
(__)  Indiana                 (__)  New Mexico       (__)  Washington
(__)  Iowa                    (__)  New York         (__)  West Virginia
(__)  Kansas                  (__)  North Carolina   (__)  Wisconsin
                                                     (__)  Wyoming

                                                     The Dealer-Manager:
                                                     ------------------

                                                     ICON Securities Corp.


                                                     By:_______________________
                                                        Thomas W. Martin,
                                                        Executive Vice President